August 8, 2001


Macquarie Securitisation  Limited
Level 22
20 Bond Street
SYDNEY NSW  2000


                                                LAWYERS

                                                Levels 23-35
                                                No.1 O'Connell Street
                                                Sydney  NSW  2000
                                                Australia

                                                PO Box H3
                                                Australia Square
                                                Sydney  NSW  1215
                                                DX 370 Sydney

                                                Tel   + 61 2 9353 4000
                                                Fax   + 61 2 9251 7832
                                                www.claytonutz.com.au

                                                SYDNEY o MELBOURNE
                                                BRISBANE o PERTH
                                                CANBERRA o DARWIN

                                                OUR REFERENCE
                                                801/1537356

                                                YOUR REFERENCE






Dear Sirs



PUMA:  GLOBAL MORTGAGE BACKED SECURITIES

We have acted for Macquarie Securitisation Limited ("MSL") in connection with the PUMA Global Trust No. 1 to be constituted under the Consolidated PUMA Trust Deed dated 13 July 1990 (as amended) between the person specified therein as the Founder and Perpetual Trustees Australia Limited ("PERPETUAL") and the draft (dated 31 July 2001) Sub-Fund Notice from MSL to Perpetual.

Definitions in the Prospectus which forms a part of the Registration Statement on Form S-11 filed by MSL with the Securities Exchange Commission under the US Securities Act of 1933, as amended (the "PROSPECTUS") apply in this opinion. Relevant Jurisdiction means the Commonwealth of Australia or New South Wales. No assumption or qualification in this opinion limits any other assumption or qualification in it.

1.          DOCUMENTS

            We have examined a copy of the Prospectus.

2.          ASSUMPTION

            For the purposes of giving this opinion we have assumed that where a document has been submitted to us in draft form it will be executed in the form of that draft.

3.          QUALIFICATIONS

            Our opinion is subject to the qualification that we express no opinion as to any laws other than the laws of each Relevant Jurisdiction as in force at the date of this opinion and, in particular we express no opinion as to the laws of the United States.

4.          OPINION

            Based on the assumption and subject to the qualification set out above (which, except where expressly stated, apply equally to each of the opinions below) we are of the following opinion:

            (a) Any final and conclusive judgment of any New York State or United States Federal Court having jurisdiction recognised by the Relevant Jurisdiction, in respect of an obligation of MSL in respect of a note, which is for a fixed sum of money, and which has not been stayed in full, would be enforceable by action against MSL in the courts of each Relevant Jurisdiction without a re-examination of the merits of

Macquarie Securitisation Limited                              August 8, 2001
--------------------------------------------------------------------------------




                         the issues determined by the proceedings in the New York State or United States Federal Court, as applicable, unless:

                         (i) the proceedings in the New York State or United States Federal Court, as applicable, involved a denial of the principles of natural justice;

                         (ii) the judgment is contrary to the public policy of the Relevant Jurisdiction;

                         (iii) the judgment was obtained by fraud or duress or was based on a clear mistake of fact;

                         (iv)    the judgment is a penal or revenue judgment;

                         (v) there has been a prior judgment in another court between the same parties concerning the same issues as are dealt with in the judgment or the New York State or United States Federal Court, as applicable; or

                         (vi) the judgment is in respect of which the Australian Commonwealth Attorney-General has made a declaration or order under the Australian Foreign Proceedings (Excess of Jurisdiction) Act 1984.

            (b) A judgment by a court in a Relevant Jurisdiction may be given in some cases only in Australian dollars.

We consent to the filing of this letter as an exhibit to the Registration Statement on Form S-11 filed with the Prospectus, without admitting that we are "experts" within the meaning of the Securities Act of 1933 or the rules and regulations of the Commission issued under that Act with respect of any part of the Registration Statement, including this exhibit.

Yours faithfully
[GRAPHIC OMITTED]
CLAYTON UTZ


/s/ B E Salter
B E Salter
PARTNER
9353 4801
nlewis@claytonutz.com